SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2003

Advanstar Communications Inc.
(Exact name of registrant as specified in its charter)

New York	333-57201	59-2757389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Boylston Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 267-6500

Item 7.  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

99.1	Earnings release dated May 7, 2003 for the three months ended March 31, 2003.*

*              Furnished herewith

Item 9.  Regulation FD Disclosure (The information below is being furnished under Item 12.  Results of Operations and Financial Condition.)

On May 7, 2003, we issued an earnings release for its fiscal quarter ended March 31, 2003, and plan, on May 8, 2003, to hold a conference call regarding our financial results for the quarter ended March, 31, 2003.  The earnings release is furnished as Exhibit 99.1 to this report.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use non-GAAP measures, such as EBITDA and Adjusted EBITDA, which are derived from results based on GAAP.  The presentation of this additional information is not meant to be considered superior to, in isolation or as a substitute for results prepared in accordance with GAAP.

We define “EBITDA” as operating income plus amortization and depreciation less amounts attributable to minority interest.  EBITDA is a key liquidity measure but should not be construed as an alternative to cash flows from operating activities or operating income (as determined in accordance with GAAP) or as a measure of our profitability or performance. We provide information about EBITDA because we believe it is a useful way for us and our investors to measure our ability to satisfy cash needs, including interest payments on our debt, taxes and capital expenditures.  GAAP requires us to provide information about cash flow generated from operations.  However, GAAP cash flow from operations is reduced by the amount of interest and tax payments and also takes into account changes in net current liabilities (e.g., changes in working capital) that do not impact net income.  Because changes in working capital can reverse in subsequent periods, and because we want to provide information about cash available to satisfy interest and income tax expense (by showing our cash flows before deducting interest and income tax expense), we are also presenting EBITDA information.  Our definition of EBITDA does not take into account our working capital requirements, debt service requirements or other commitments.  Accordingly, EBITDA is not necessarily indicative of amounts that may be available to us for discretionary purposes.  Our method of computation may not be comparable to other similarly titled measures of other companies.  Our management uses EBITDA to determine our compliance with key financial covenants under our existing credit facility, which impact the amount of indebtedness we are permitted to incur.  The definition of EBITDA in our existing credit facility is based, in part, on our EBITDA and includes other adjustments described in our credit agreement.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanstar Communications Inc.

Date: May 7, 2003	By:	/s/ David W. Montgomery
Name: David W. Montgomery
Title: Vice President - Finance,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Earnings release dated May 7, 2003 for the three months ended March 31, 2003.*

*              Furnished herewith